UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2020

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

____________________________________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DUOT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 12, 2020, Duos Technologies Group, Inc., a Florida corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), as representative of the underwriters listed therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of 1,350,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $6.00 per share. In addition, the Underwriters were granted an over-allotment option (the “Over-allotment Option”) for a period of 45 days to purchase up to an additional 202,500 shares of Common Stock. The Offering closed on February 18, 2020. The Common Stock began trading on the Nasdaq Capital Market under the symbol DUOT on February 13, 2020.

The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File No. 333- 235455), as amended, which was declared effective by the United States Securities and Exchange Commission on February 12, 2020 (the “Registration Statement”).

The net proceeds to the Company from the Offering, after deducting the underwriting discount, the underwriters’ fees and expenses and the Company’s estimated Offering expenses, are expected to be approximately $6,999,268. The Company anticipates using the net proceeds from the Offering as follows: (i) approximately $4,000.000 for capital expenditures and working capital; (ii) approximately $2,400,000 for research and development for new products and improvements to existing products including, but not limited to, hiring of key personnel, and material costs for research activities; (iii) approximately $500,000 to upgrade sales and marketing capabilities, including but not limited to professional relations, advertising, software implementation and adding additional staff; and (iv) the remainder for other general corporate purposes, and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company, and each director and executive officer of the Company, have agreed, subject to customary exceptions, not to sell, transfer or otherwise dispose of securities of the Company, without the prior written consent of ThinkEquity, during the period ending 90 days after the date of the Underwriting Agreement.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 12, 2020, pursuant to the Underwriting Agreement, the Company entered into a Underwriter’s warrant agreement (the “Underwriters’ Warrant Agreement”) with the Underwriters and certain affiliates of the Underwriters. Pursuant to the Underwriters’ Warrant Agreement, the Company provided the Underwriters and certain affiliates of the Underwriters with a warrant to purchase 67,500 shares of Common Stock in the aggregate. Such warrant may be exercised beginning on August 10, 2020 (the date that is 180 days after the date on which the Registration Statement became effective) until February 12, 2023 (the date that is three years after the date on which the Registration Statement became effective). The initial exercise price of the Underwriters’ Warrant Agreement is $9.00 per share.

The foregoing summary of the Underwriters’ Warrant Agreement is qualified in its entirety by reference to the full text of the form Underwriters’ Warrant Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01

Other Events.

On February 12, 2020, the Company issued a press release announcing the pricing of the Offering. On February 18, 2020, the Company issued a press release announcing the closing of the Offering. Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
4.1	Form of Underwriters’ Warrant Agreement issued February 12, 2020
10.1	Underwriting Agreement dated February 12, 2020
99.1	Press Release dated February 12, 2020
99.2	Press Release dated February 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: February 19, 2020	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer

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